As filed with the Securities and Exchange Commission on May 29, 2003.

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PARADIGM GENETICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	56-2047837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

108 Alexander Drive

Research Triangle Park, NC 27709-4528

(919) 425-3000

(Address of Principal Executive Offices)

PARADIGM GENETICS, INC. 2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

(Full Titles of the Plans)

Heinrich Gugger, Ph.D., President and CEO

Paradigm Genetics, Inc.

108 Alexander Drive

Research Triangle Park, NC 27709-4528

(919) 425-3000

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $.01 par value	500,000	$1.13	$565,000	$45.71

(1)	The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under Paradigm Genetics, Inc. 2003 Employee, Director and Consultant Stock Plan (the “Plan”) or upon the issuance of stock awards which have been granted and/or may hereafter be granted under the Plan. The maximum number of shares which may be sold under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of the shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the cases of shares of Common Stock for which options have not yet been granted or stock awards made and the purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) as of a date (May 22, 2003) within 5 business days prior to filing this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003.

(c) The Registrant’s Current Reports on Form 8-K filed on January 15, 2003, January 30, 2003, April 10, 2003 and April 30, 2003.

(d) The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-30365) filed with the Commission on April 17, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from the Registrant’s Registration Statement on Form S-1, No. 333-30758.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(4.1)	Form of Common Stock Certificate (Filed as Exhibit 4.1 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(4.2)	Restated Certificate of Incorporation (Filed as Exhibit 3.2 to Registration Statement on Form S-1, as amended, No. 333-30758, and incorporated herein by reference).

(4.3)

Amended and Restated By-laws (Filed as Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the SEC on March 30, 2001, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of PricewaterhouseCoopers LLP.

(24)	Power of Attorney (included on the signature page of the Registration Statement).

(99.1)

Paradigm Genetics, Inc. 2003 Employee, Director and Consultant Stock Plan (Filed as Exhibit 10.48 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, and incorporated herein by reference).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, North Carolina on May 29, 2003.

PARADIGM GENETICS, INC.

By:	/s/ HEINRICH GUGGER
Heinrich Gugger, PhD President and CEO

Each person whose signature appears below constitutes and appoints Heinrich Gugger and Phil Alfano, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Paradigm Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ HEINRICH GUGGER Heinrich Gugger	President and Chief Executive Officer (principal executive officer)	May 29, 2003

By:	/s/ PHILIP R. ALFANO Philip R. Alfano	Vice President, Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)	May 29, 2003

By:	/s/ G. STEVEN BURRILL G. Steven Burrill	Director	May 29, 2003

By:	/s/ MICHAEL SUMMERS Michael Summers	Director	May 29, 2003

By:	/s/ ROBERT GOODMAN Robert Goodman	Director	May 29, 2003

By:	/s/ HENRI ZINSLI	Director	May 29, 2003
Henri Zinsli

By:	/s/ MARK B. SKALETSKY	Director	May 29, 2003
Mark B. Skaletsky

By:	/s/ SUSAN K. HARLANDER	Director	May 29, 2003
Susan K. Harlander

By:		Director
Leroy E. Hood

PARADIGM GENETICS, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of PricewaterhouseCoopers LLP.

(24)	Power of Attorney (included on the signature page of the Registration Statement).